--------------------------------------------------------------------------------
                                                           ANNUAL EXHIBIT 99E TO
                                                      ANNUAL REPORT ON FORM 10-K
                                                 OF GENERAL DYNAMICS CORPORATION
                                                             SEC FILE NO. 1-3671

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               -------------------


                                    FORM 11-K
                                  ANNUAL REPORT

                          PURSUANT TO SECTION 19 (D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                   FOR THE FISCAL YEAR ENDED December 31, 1997

A. Full title of the Plan and the address of the Plan, if different from the issuer named below:

                          GENERAL DYNAMICS CORPORATION
                                HOURLY EMPLOYEES
                        SAVINGS AND STOCK INVESTMENT PLAN

B. Name of the issuer of the securities held pursuant to the Plan and the address of the principal executive office:

                          GENERAL DYNAMICS CORPORATION
                            3190 FAIRVIEW PARK DRIVE
                        FALLS CHURCH, VIRGINIA 22042-4253

                          GENERAL DYNAMICS CORPORATION

                   INDEX OF FINANCIAL STATEMENTS AND EXHIBITS


                                                                                               Pages of this
                                                                                                Exhibit 99E

(a)       FINANCIAL STATEMENTS

          Report of Independent Public Accountants                                                  2

          Statements of Net Assets Available for Benefits,
          As of December 31, 1997 and 1996                                                          3-4

          Statement of Changes in Net Assets Available for Benefits,
          For the Year Ended December 31, 1997                                                      5

          Notes to Financial Statements                                                             6-9

          Schedule I - Statement of Investments in Master Trust Funds                               10-11

          Schedule II - Schedule of Loans or Fixed Income Obligations                               12-13

(b)       SIGNATURE                                                                                 14

(c)       EXHIBITS

          Consent of Independent Public Accountants                                                 15


                          GENERAL DYNAMICS CORPORATION
               HOURLY EMPLOYEES SAVINGS AND STOCK INVESTMENT PLAN

                              FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1997 AND 1996
                         TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To General Dynamics Corporation:

We have audited the accompanying statements of net assets available for benefits of the General Dynamics Corporation Hourly Employees Savings and Stock Investment Plan as of December 31, 1997 and 1996, and the related statement of changes in net assets available for benefits for the year ended December 31, 1997. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the General Dynamics Corporation Hourly Employees Savings and Stock Investment Plan as of December 31, 1997 and 1996, and the changes in its net assets available for benefits for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental statement of investments in master trust funds (schedule I) and schedule of loans or fixed income obligations (schedule II), are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the statements of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The supplemental schedules and Fund Information are the responsibility of the Plan's management. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



Washington, D.C.
June 15, 1998

                          GENERAL DYNAMICS CORPORATION
               HOURLY EMPLOYEES SAVINGS AND STOCK INVESTMENT PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                            AS OF DECEMBER 31, 1997

                                                                     STOCK       FIXED INCOME      BOND INDEX       BALANCED
                                                    TOTAL            FUND            FUND             FUND            FUND
                                               ---------------  --------------  ---------------  --------------  -------------
ASSETS:
     Investment in Master Trust                 $ 449,622,959    $ 61,633,725    $ 202,337,138    $ 61,098,508    $ 6,751,895
     Loans receivable                               4,183,423               -                -               -              -
                                               ---------------  --------------  ---------------  --------------  -------------
                            Total assets          453,806,382      61,633,725      202,337,138      61,098,508      6,751,895
                                               ---------------  --------------  ---------------  --------------  -------------

LIABILITIES:
     Fund transfers                                         -         (49,547)          20,374           3,800        (17,156)
     Administrative fees payable                       64,124           8,080           27,539          10,981          1,505
                                               ---------------  --------------  ---------------  --------------  -------------
                            Total liabilities          64,124         (41,467)          47,913          14,781        (15,651)
                                               ---------------  --------------  ---------------  --------------  -------------
Net assets available for benefits               $ 453,742,258    $ 61,675,192    $ 202,289,225    $ 61,083,727    $ 6,767,546
                                               ===============  ==============  ===============  ==============  =============


                                                S&P 500 STOCK    INTERNATIONAL     SMALL CAP        LOAN
                                                  INDEX FUND       INDEX FUND     INDEX FUND        FUND
                                               ---------------  --------------  -------------  -------------
ASSETS:
     Investment in Master Trust                 $ 110,319,565     $ 1,054,773    $ 6,427,355    $         -
     Loans receivable                                       -               -              -      4,183,423
                                               ---------------  --------------  -------------  -------------
                            Total assets          110,319,565       1,054,773      6,427,355      4,183,423
                                               ---------------  --------------  -------------  -------------

LIABILITIES:
     Fund transfers                                   108,286               -        (65,757)             -
     Administrative fees payable                       14,771             184          1,064              -
                                               ---------------  --------------  -------------  -------------
                            Total liabilities         123,057             184        (64,693)             -
                                               ---------------  --------------  -------------  -------------
Net assets available for benefits               $ 110,196,508     $ 1,054,589    $ 6,492,048    $ 4,183,423
                                               ===============  ==============  =============  =============



    The accompanying notes are an integral part of this financial statement.

                          GENERAL DYNAMICS CORPORATION
               HOURLY EMPLOYEES SAVINGS AND STOCK INVESTMENT PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                           AS OF DECEMBER 31, 1996



                                                                          STOCK          GOVERNMENT       DIVERSIFIED
                                                          TOTAL            FUND          BOND FUND            FUND
                                                      ---------------  --------------  --------------  ----------------
ASSETS:
    Investment in Master Trust                         $ 445,986,808    $ 48,595,238    $ 68,889,380      $ 75,165,683
    Loans receivable (payable)                             1,271,045          (6,116)         (6,960)          (33,208)
                                                      ---------------  --------------  --------------  ----------------
                           Total assets                  447,257,853      48,589,122      68,882,420        75,132,475
                                                      ---------------  --------------  --------------  ----------------

LIABILITIES:
    Fund transfers                                             3,008          78,562         453,805           (77,203)
    Amounts payable to General Dynamics Corporation          606,271         133,202          86,638           125,345
    Administrative fees payable                              116,582           9,764          15,471            46,605
                                                      ---------------  --------------  --------------  ----------------
                            Total liabilities                725,861         221,528         555,914            94,747
                                                      ---------------  --------------  --------------  ----------------
    Net assets available for benefits                  $ 446,531,992    $ 48,367,594    $ 68,326,506      $ 75,037,728
                                                      ===============  ==============  ==============  ================


                                                       FIXED INCOME    SPECIAL DISTRIBUTION         LOAN
                                                           FUND                FUND                 FUND
                                                      ---------------  ----------------------  -------------
ASSETS:
    Investment in Master Trust                         $ 245,666,720             $ 7,669,787    $         -
    Loans receivable (payable)                               (12,617)                 (3,096)     1,333,042
                                                      ---------------  ----------------------  -------------
                           Total assets                  245,654,103               7,666,691      1,333,042
                                                      ---------------  ----------------------  -------------

LIABILITIES:
    Fund transfers                                          (458,792)                  6,636              -
    Amounts payable to General Dynamics Corporation          261,086                       -              -
    Administrative fees payable                               43,824                     918              -
                                                      ---------------  ----------------------  -------------
                            Total liabilities               (153,882)                  7,554              -
                                                      ---------------  ----------------------  -------------
    Net assets available for benefits                  $ 245,807,985             $ 7,659,137    $ 1,333,042
                                                      ===============  ======================  =============



    The accompanying notes are an integral part of this financial statement.

                          GENERAL DYNAMICS CORPORATION
               HOURLY EMPLOYEES SAVINGS AND STOCK INVESTMENT PLAN

          STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                     FOR THE YEAR ENDED DECEMBER 31, 1997



                                                                       STOCK        FIXED INCOME     BOND INDEX       BALANCED
                                                        TOTAL           FUND            FUND            FUND            FUND
                                                  ---------------  --------------  ---------------  --------------  -------------
Participation in income (loss) of Master Trust      $ 50,797,665    $ 12,039,891      $ 7,737,041     $ 4,652,396      $ 206,020
                                                  ---------------  --------------  ---------------  --------------  -------------
ADD (DEDUCT):
Rollover contributions                                   881,410         260,491          180,826           9,777         76,958
Contributions by participants                         11,238,056       2,146,025        4,600,385         644,874        104,913
Contributions by General Dynamics Corporation          5,248,211       1,701,381        1,855,832         251,140         40,011
Loan repayments                                          152,571         348,403          323,453          78,715          4,758
Loans issued                                                   -        (153,580)      (1,615,340)       (520,653)       (57,094)
Transfers among funds                                          -       1,336,102      (20,127,354)     60,633,973      6,458,237
Distributions to withdrawn participants              (63,384,235)     (7,284,898)     (36,117,954)     (4,593,791)       (61,049)
Plan expenses                                           (759,343)        (71,450)        (355,971)        (72,706)        (5,208)
Other                                                  3,035,931       2,985,233              322               2              -
                                                  ---------------  --------------  ---------------  --------------  -------------

Net increase (decrease)                                7,210,266      13,307,598      (43,518,760)     61,083,727      6,767,546
                                                  ---------------  --------------  ---------------  --------------  -------------

NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of year                                    446,531,992      48,367,594      245,807,985               -              -
                                                  ---------------  --------------  ---------------  --------------  -------------
End of year                                        $ 453,742,258    $ 61,675,192    $ 202,289,225    $ 61,083,727    $ 6,767,546
                                                  ===============  ==============  ===============  ==============  =============



                                                   S&P 500 STOCK    INTERNATIONAL     SMALL CAP     GOVERNMENT      DIVERSIFIED
                                                     INDEX FUND       INDEX FUND     INDEX FUND        BOND            FUND
                                                  ----------------  --------------  -------------  -------------   -------------
Participation in income (loss) of Master Trust       $ 13,944,529      $ (105,832)     $ 367,512    $ 1,873,867     $ 9,983,360
                                                  ----------------  --------------  -------------  -------------   -------------
ADD (DEDUCT):
Rollover contributions                                    175,538          10,729         39,523              -         127,568
Contributions by participants                           1,891,088          37,740        133,118        550,581       1,129,332
Contributions by General Dynamics Corporation             684,482          13,885         48,367        222,359         430,754
Loan repayments                                           142,295           1,764          7,573         32,121          40,550
Loans issued                                           (1,239,407)        (18,137)       (69,727)       (28,667)        (94,383)
Transfers among funds                                 100,230,501       1,127,601      6,096,126    (66,073,888)    (82,333,869)
Distributions to withdrawn participants                (5,556,004)        (11,978)      (124,926)    (4,863,453)     (4,241,243)
Plan expenses                                             (76,514)         (1,183)        (5,518)       (41,711)       (128,086)
Other                                                           -               -              -          2,285          48,289
                                                  ----------------  --------------  -------------  -------------   -------------

Net increase (decrease)                               110,196,508       1,054,589      6,492,048    (68,326,506)    (75,037,728)
                                                  ----------------  --------------  -------------  -------------   -------------

NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of year                                               -               -              -     68,326,506      75,037,728

                                                  ----------------  --------------  -------------  -------------   -------------
End of year                                         $ 110,196,508     $ 1,054,589    $ 6,492,048    $         -     $         -
                                                  ================  ==============  =============  =============   =============


                                                  SPECIAL DISTRIBUTION      LOAN
                                                          FUND              FUND
                                                  --------------------  -------------
Participation in income (loss) of Master Trust            $    98,881    $         -
                                                  --------------------  -------------
ADD (DEDUCT):
Rollover contributions                                              -              -
Contributions by participants                                       -              -
Contributions by General Dynamics Corporation                       -              -
Loan repayments                                                     -       (827,061)
Loans issued                                                   (6,228)     3,803,216
Transfers among funds                                      (7,347,429)             -
Distributions to withdrawn participants                      (403,365)      (125,574)
Plan expenses                                                    (996)             -
Other                                                               -           (200)
                                                  --------------------  -------------

Net increase (decrease)                                    (7,659,137)     2,850,381
                                                  --------------------  -------------

NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of year                                           7,659,137      1,333,042

                                                  --------------------  -------------
End of year                                               $         -    $ 4,183,423
                                                  ====================  =============


    The accompanying notes are an integral part of this financial statement.

                          GENERAL DYNAMICS CORPORATION
               HOURLY EMPLOYEES SAVINGS AND STOCK INVESTMENT PLAN


                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1997 AND 1996



1. The General Dynamics Corporation Hourly Employees Savings and Stock Investment Plan (the "Plan") is a defined contribution plan covering eligible hourly employees of General Dynamics Corporation (the "Company"). The following is a brief description of the Plan provided for general information purposes. Participants should refer to the Plan agreement for more complete information.

     A participant may contribute from 1% to 10% of base earnings up to $12.01 per hour and 1% to 6% of base earnings in excess of $12.01 per hour up to $16.01 per hour. Maximum contributions for represented participants are determined by the applicable collective bargaining agreements. In addition, participants at some locations may contribute another 1% to 4% of base earnings up to $16.01 per hour on an unmatched basis. Participants at Armament Systems, Defense Systems and Advanced Technology Systems may contribute 1% to 15% of their salary on a pre-tax basis.

     Each participant shall direct his contributions to be invested in one percent increments into all funds. Participants can change their investment elections daily and can make an unlimited number of investment election changes each year.

     Most Company matching contributions to the Plan are invested in Company common stock. However, at certain locations the Company match follows the employee's election. Generally, participants that are eligible for the Company matching contribution and are 100 percent invested in the General Dynamics Stock Fund receive a 100 percent Company matching contribution in Company common stock. Participants that are eligible for the Company matching contribution but are less than 100 percent invested in the General Dynamics Stock Fund receive a 50 percent Company matching contribution in Company common stock. The matching contributions vary for participants at Armament Systems, Defense Systems and Advanced Technology Systems.

     Participants are eligible to participate in the Plan upon hire, and their contributions are always 100 percent vested. Company matching contributions are fully vested upon five years of service. Contributions invested in the General Dynamics Stock Fund must be maintained in that fund for 5 years before becoming eligible for transfer to any other fund. Therefore, a portion of the balance in the General Dynamics Stock Fund represents non-participant-directed investments due to the match. With the exception of the General Dynamics Stock Fund, all other investment funds are completely participant-directed.

     The Plan permits active participants and employed inactive participants to borrow up to 50% of the vested amount in their accounts (as limited by the Plan) and to repay the loan by regular payroll deductions over a period of up to five years. Loans are issued at prime rate of interest.

     In the event the Plan is terminated, each participant will automatically be vested in the undistributed Company contributions. Each participant will receive payments based on the specific dollar amounts and shares of company stock in his account.

2. During June 1997, the Company extended the investment options for plan participants. Two of the options offered in 1996 remain available to participants: the General Dynamics Stock Fund and the Fixed Income Fund. The five options added in 1997 include: Bond Index Fund, Balanced Fund, S&P 500 Stock Index Fund, International Index Fund and Small Cap Index Fund. These investment options will offer participants the opportunity to invest in a broader range on the risk/return spectrum for actively traded securities.

     According to the Plan documents, the seven funds may hold the following types of investments:

     a) General Dynamics Stock Fund - The fund invests only in common stock of the Company.

     b) Fixed Income Fund - The fund invests in General Account and Separate Account Guaranteed Investment Contracts ("GICs"). General account GICs are deposits with an insurance company that earn a contractually specified rate of return over a defined period. These contracts are secured by the issuer's general account (a broadly diversified portfolio of fixed income assets) and the net worth of the insurance company. Separate account GICs are deposits with an insurance company, but are invested in a separate portfolio of high-quality securities. The GICs are not guaranteed by General Dynamics Corporation or any government agency.

     c) Bond Index Fund - The fund invests in government, corporate, mortgage-backed and asset-backed securities. The fund also invests in high-quality bonds, as defined.

     d) Balanced Fund - The fund is a mixed portfolio of commingled stocks and bond funds. The fund is made up of international equities, U.S. large cap equities, fixed income securities and U.S. small cap equities.

     e) S&P 500 Stock Index Fund - The fund invests in all 500 U.S. common stocks in the S&P 500 Index in proportion to their weighting in the Index. It may also hold 2% to 5% of its value in S&P 500 futures contracts.

     f) International Index Fund - The fund invests in over 1,000 stocks in major markets outside the United States and Canada. Investments are made in all stocks in the MSCI EAFE Index in approximate proportion to the weighting in the Index.

     g) Small Cap Index Fund - The fund attempts to invest in all 2,000 stocks in the Russell 2000 Index in proportion to their weighting in the Index. The Russell Index represents the smallest two-thirds of the 3,000 largest U.S. companies. It may also hold 2% to 5% of its value in Russell 2000 Index futures contracts.

     All of the above funds may hold a small cash balance for purposes of liquidity and expense control that is maintained in The Northern Trust Company Collective Short-Term Investment Fund.

3. The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions and deductions from net assets available for benefits during the reporting period. Actual results could differ from those estimates.

4. The accompanying financial statements are prepared on the accrual basis of accounting. Certain reclassifications have been made to balances on the December 31, 1996 statement of net assets available for benefits to conform with the current year presentation.

5. The Company has received a determination from the Internal Revenue Service that the Plan, including all amendments through June 20, 1994, is a qualified profit sharing plan under Section 401 (a) of the Internal Revenue Code. The trust formed thereunder is exempt from Federal income tax under
     Section 501 (a). The Plan administrator and Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, they believe that the Plan was qualified and the related trust was tax exempt as of the financial statement date.

6. The Plan's investments are in the General Dynamics Corporation Savings and Stock Investment Plan Master Trust (the "Master Trust"), which was established for the investment of assets of the Plan and the Savings and Stock Investment Plan (the "Plans"). Each participating plan has an undivided interest in the Master Trust. The assets of the Master Trust are held by The Northern Trust Company ("Trustee"). At December 31, 1997 and 1996, the Plan's interest in the net assets of the Master Trust was approximately 16.8% and 17.5%, respectively. Net assets and net participation in the income of the Master Trust are allocated to the Plans according to their percentage interest in the Master Trust.

The following table presents the reported value of investments for the Master Trust.

                                                                            December 31,
                                                              --------------------------------------
                                                                    1997                  1996
                                                              -----------------    -----------------

   General Dynamics Common Stock                             $     513,911,736    $    419,069,977
   Investments in registered investment companies                  901,907,398                   -
   U.S. government bonds and other securities                                -         589,912,139
   Cash and cash equivalents                                        14,594,902          36,819,637
   Loans receivable                                                 22,839,462          16,401,791
   Guaranteed investment contracts                               1,255,533,974       1,496,248,785
                                                              -----------------    -----------------
                                       Total                 $   2,708,787,472    $  2,558,452,329
                                                              =================    =================

     Investment income for the Master Trust is as follows:

                                                          YEAR ENDED
                                                        DECEMBER 31, 1997
                                                       -------------------
     Investment Income:
        Dividends                                      $    11,294,041
        Interest                                           110,306,765
        Net realized and unrealized gain on assets         192,193,228
                                                       -------------------
                                                       $   313,794,034
                                                       ===================

     Administrative expenses are primarily paid by the Plan, although certain administrative functions are performed by employees of the Company. Although no costs were reimbursed by the Company in 1997, the Plan document provides that these costs may be reimbursed by the Company.

7. In accordance with generally accepted accounting principles, amounts allocated to accounts of participants who have elected to withdraw from the Plan but have not yet been paid as of year end are not reported as liabilities on the Statements of Net Assets Available for Benefits. However, the Department of Labor requires that these amounts be reported as liabilities on Form 5500. At December 31, 1997 and 1996, amounts payable on withdrawals and distributions were $85,013 and $8,898,407, respectively. In addition, on the statement of changes in net assets available for benefits, 1997 distributions to withdrawn participants would have been $54,570,841 instead of $63,384,235 if the December 31 amounts payable on withdrawals and distributions had been included.

8. Most investments held by the Master Trust are recorded at quoted market value as stated on public exchanges as of December 31, 1997 and 1996. The Company values the GICs in the Fixed Income Fund in accordance with AICPA Statement of Position No. 94-4, "Reporting of Investment Contracts Held by Health and Welfare Benefit Plans and Defined Contribution Pension Plans." As of December 31, 1997, the GICs included in the Master Trust are reported at contract value because they have been determined to be fully benefit responsive. For example, participants may ordinarily direct the withdrawal or transfer of all or a portion of their investment at contract value. There are no reserves against contract value for credit risk of the contract issuers or otherwise. As of December 31, 1996, the GICs were included in the financial statements of the Master Trust at fair value as certain provisions of the Plans restricted the benefit-responsiveness of the GICs. These provisions were changed during 1997. The fair value of the GICs at December 31, 1997 was approximately $1.32 billion. The average yield and crediting interest rates ranged from 5.62 percent to 10.25 percent for 1997.

9. During 1998, the assets of the Bath Iron Works Hourly Plan were merged into the General Dynamics Hourly Savings and Stock Investment Plan and the related Master Trust.

                                                                   Schedule I
                                                                   Page 1 of 2

                          GENERAL DYNAMICS CORPORATION
               HOURLY EMPLOYEES SAVINGS AND STOCK INVESTMENT PLAN

                 STATEMENT OF INVESTMENTS IN MASTER TRUST FUNDS
                            AS OF DECEMBER 31, 1997

                                                                                            QUOTED
                                                                                       MARKET/CONTRACT
                                                                       COST                 VALUE
                                                                -----------------     -----------------
GENERAL DYNAMICS STOCK FUND:
     Investment in common stock of
          General Dynamics Corporation  *                        $   184,594,747       $   513,911,736

     Temporary Investments in
          The Northern Trust Company
               Collective Short-Term Investment Fund  *                3,501,934             3,501,934
                                                                -----------------     -----------------

     Total                                                       $   188,096,681       $   517,413,670
                                                                =================     =================

     PROPORTIONATE INTEREST                                                            $    61,633,725
                                                                                      =================


FIXED INCOME FUND:
     Investment in the Fixed Income Fund                         $ 1,255,533,974       $ 1,255,533,974

     Temporary Investments in
          The Northern Trust Company
               Collective Short-Term Investment Fund  *                7,575,428             7,575,428
                                                                -----------------     -----------------

     Total                                                       $ 1,263,109,402       $ 1,263,109,402
                                                                =================     =================

     PROPORTIONATE INTEREST                                                            $   202,337,138
                                                                                      =================

BOND INDEX FUND:
     Investment in the Bond Index Fund                           $   144,116,679       $   156,111,648

     Temporary Investments in
          The Northern Trust Company
               Collective Short-Term Investment Fund  *                  283,267               283,267
                                                                -----------------     -----------------

     Total                                                       $   144,399,946       $   156,394,915
                                                                =================     =================

     PROPORTIONATE INTEREST                                                            $    61,098,508
                                                                                      =================

     * denotes party-in-interest

         The accompanying notes are an integral part of this schedule.

                                                                   Schedule I
                                                                   Page 2 of 2

                          GENERAL DYNAMICS CORPORATION
               HOURLY EMPLOYEES SAVINGS AND STOCK INVESTMENT PLAN

                 STATEMENT OF INVESTMENTS IN MASTER TRUST FUNDS
                            AS OF DECEMBER 31, 1997

                                                                                            QUOTED
                                                                                       MARKET/CONTRACT
                                                                       COST                 VALUE
                                                                -----------------     -----------------
BALANCED FUND:
     Investment in the Balanced Fund                             $    44,433,401       $    46,302,809
                                                                =================     =================

     PROPORTIONATE INTEREST                                                            $     6,751,895
                                                                                      =================

S&P 500 STOCK INDEX FUND:
     Investment in the S&P 500 Stock Index Fund                  $   516,044,858       $   647,682,968

     Temporary Investments in
          The Northern Trust Company
               Collective Short-Term Investment Fund  *                      710                   710
                                                                -----------------     -----------------

     Total                                                           516,045,568           647,683,678
                                                                =================     =================

     PROPORTIONATE INTEREST                                                            $   110,319,565
                                                                                      =================

INTERNATIONAL INDEX FUND:
     Investment in the International Index Fund                  $    10,554,112       $    10,030,495
                                                                =================     =================

     PROPORTIONATE INTEREST                                                            $     1,054,773
                                                                                      =================


SMALL CAP INDEX FUND:
     Investment in the Small Cap Index Fund                      $    39,754,999       $    41,779,478
                                                                =================     =================

     PROPORTIONATE INTEREST                                                            $     6,427,355
                                                                                      =================


LOAN FUND:
     Loans Receivable                                            $    22,839,462       $    22,839,462
                                                                =================     =================

     PORPORTIONATE INTEREST                                                            $     4,183,423
                                                                                      =================

     * denotes party-in-interest

         The accompanying notes are an integral part of this schedule.

                                                                   SCHEDULE II


           GENERAL DYNAMICS HOURLY SAVINGS AND STOCK INVESTMENT PLAN

           LINE 27b -- SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS





                                                    Amount received          (e) Unpaid
                                (b) Original      during reporting year      balance at
(a) Identity of obligator      amount of loan  (c) Principal (d) Interest    end of year
----------------------------------------------------------------------------------------
Participant Loan                   $20,000.00       $236.96        $53.32      $7,096.40


Participant Loan                    $8,000.00        $25.34        $56.76      $7,974.66


Participant Loan                    $9,500.00     $1,108.38       $247.94      $7,490.02


Participant Loan                    $7,500.00       $375.00        $97.60      $3,449.70


Participant Loan                   $10,200.00         $0.00         $0.00     $10,200.00


Participant Loan                   $10,000.00         $0.00         $0.00      $9,096.58


Participant Loan                    $5,000.00        $67.18        $35.39      $3,039.91


Participant Loan                    $2,000.00         $0.00         $0.00        $987.64





     (f) Detailed description of loan
     including dates of making and
   maturity, interest rate, the type and
   value of collateral, any renegotiation
 of the loan and terms of the renegotiation           Amount overdue
          and other material items           (g) Principal   (h) Interest
-------------------------------------------------------------------------
 Date of making: 11/30/93                       $2,430.04         $373.24
 Maturity: 10/98
 Rate:       6.0%
 Date of making: 8/1/97                           $374.68          $92.55
 Maturity: 7/02
 Rate:       8.5%
 Date of making: 7/31/96                          $760.97         $159.39
 Maturity: 6/01
 Rate:      8.25%
 Date of making: 8/31/94                          $875.00         $146.40
 Maturity: 9/99
 Rate:      7.25%
 Date of making: 9/1/97                           $340.00          $78.60
 Maturity: 8/02
 Rate:      8.50%
 Date of making: 4/30/95                        $3,930.01         $695.88
 Maturity: 3/00
 Rate       8.5%
 Date of making: 8/1/97                            $67.18          $35.59
 Maturity: 7/02
 Rate:      8.50%
 Date of making: 9/1/97                           $111.12          $15.24
 Maturity: 8/00
 Rate:      8.50%




          The accompanying notes are an integral part of this schedule.

                                                                   SCHEDULE II


           GENERAL DYNAMICS HOURLY SAVINGS AND STOCK INVESTMENT PLAN

           LINE 27b -- SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS




                                                    Amount received          (e) Unpaid
                                (b) Original      during reporting year      balance at
(a) Identity of obligator      amount of loan  (c) Principal (d) Interest    end of year
----------------------------------------------------------------------------------------

Participant Loan                    $1,600.00         $0.00         $0.00        $503.35


Participant Loan                   $10,000.00       $333.34        $79.42      $7,499.95


Participant Loan                    $5,700.00        $95.00        $15.20      $1,045.00


Participant Loan                   $45,500.00       $382.14       $318.01     $44,740.06


Participant Loan                    $6,200.00       $281.87        $53.94        $291.64


Participant Loan                    $8,000.00         $0.00         $0.00      $4,287.80


Participant Loan                    $3,700.00         $0.00         $0.00      $2,219.92



    (f) Detailed description of loan
    including dates of making and
  maturity, interest rate, the type and
  value of collateral, any renegotiation
of the loan and terms of the renegotiation           Amount overdue
         and other material items           (g) Principal   (h) Interest
------------------------------------------------------------------------

Date of making: 8/31/92                          $503.35          $83.90
Maturity: 7/97
Rate:      6.5%
Date of making: 12/31/95                       $1,083.36         $258.12
Maturity: 11/00
Rate:      8.75%
Date of making: 12/31/92                         $807.50         $129.20
Maturity: 11/97
Rate:      6.0%
Date of making: 8/1/97                           $233.38           $0.00
Maturity: 7/02
Rate:      8.50%
Date of Making: 9/30/92                          $291.64          $72.32
Maturity: 8/97
Rate:      6.5%
Date of making: 5/31/94                          $688.02          $85.28
Maturity: 4/00
Rate:      6.0%
Date of making: 9/30/94                          $308.35          $60.15
Maturity: 8/99
Rate:      7.25%



          The accompanying notes are an integral part of this schedule.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan Administrator has caused this Annual Report to be signed by the undersigned thereunto duly authorized.

                                                   GENERAL DYNAMICS CORPORATION
                                  As Plan Administrator of the General Dynamics
                                       Corporation Hourly Employees Savings and
                                                          Stock Investment Plan



                                                     By     /s/  D. A. Savner
                                                        -----------------------
                                                                  D. A. Savner
                                                                Secretary

June 26, 1998

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                  As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into General Dynamics Corporation's previously filed Registration Statement on Form S-8, File No. 2-23904.




                                         By      /s/  Arthur Andersen LLP
                                           -------------------------------
                                                      Arthur Andersen LLP


Washington, D.C.
June 26, 1998